Exhibit (c)(2)



                                                                November 8, 1995


SCOR U.S. Corporation
Two World Trade Center
New York, New York 10177


Dear Sirs:

     By this letter agreement, each of the undersigned hereby confirms that, notwithstanding the introductory language contained in Annex A to the Agreement and Plan of Merger, dated as of November 2, 1995 (the "Merger Agreement"), by and among SCOR U.S. Corporation, SCOR S.A. and SCOR Merger Sub Corporation, the Minimum Tender Condition shall be satisfied if there shall have been validly tendered and not withdrawn prior to the expiration date of the Offer a number of Shares that, together with any Shares currently beneficially owned directly or indirectly by Purchaser, constitutes at least 90% of the total Shares outstanding as of the date the Shares are accepted for payment pursuant to the Offer.

     Terms used but not defined in this letter agreement shall have the meanings given such terms in the Merger Agreement.

     Except as expressly set forth in this letter agreement, the Merger Agreement, as originally executed, shall remain in full force and effect.

     This letter agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      Please confirm your agreement to the provisions of this letter agreement by signing in the space provided below.

                                                   Very truly yours,


                                                   SCOR S.A.

                                                   By:/s/ Jacques Blondeau
                                                      --------------------------
                                                      Name : Jacques Blondeau
                                                      Title: Chairman and Chief
                                                               Executive Officer



                                                   SCOR Merger Sub Corporation

                                                   By:/s/ Jacques Blondeau
                                                      ---------------------
                                                      Name : Jacques Blondeau
                                                      Title: President



Agreed and confirmed:

SCOR U.S. Corporation


By: /s/ Jerome Karter
   --------------------------
   Name : Jerome Karter
   Title: President and Chief
            Executive Officer